UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007 (May 15, 2007)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Renewed Rights Agreement

On May 15, 2007, Hospitality Properties Trust (the “Company”) entered into a Renewed Rights Agreement (the “Renewed Rights Agreement”), dated as of the same date, with Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”).  On that same date, in connection with the Renewed Rights Agreement, the Board of Trustees (“Board”) of the Company authorized the payment of a dividend of one right (a “Right”) for each of the Company’s common shares of beneficial interest, $.01 par value per share (the “Common Shares”), outstanding at the close of business on May 31, 2007 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one Common Share or, in certain circumstances, to receive cash, property or other securities of the Company, at a purchase price (the “Purchase Price”) of $150 per Common Share, subject to adjustment.  The Rights Agent also serves as the transfer agent, registrar and dividend paying agent for the Company’s shares.

Initially, the Rights will be attached to all certificates representing the Common Shares and no separate Rights Certificates will be distributed.  Subject to certain exceptions specified in the Renewed Rights Agreement, the Rights will separate from the Common Shares and a distribution date (a “Distribution Date”) will occur upon the close of business on the earlier of (i) the tenth business day (or such later date as the Board with the concurrence of a majority of the Continuing Trustees (as defined below) may determine) following a public announcement by the Company that a person or group of affiliated or associated persons not otherwise exempt under the Renewed Rights Agreement has acquired beneficial ownership of 10% or more of the outstanding Common Shares (an “Acquiring Person,” and the date of such announcement being the “Stock Acquisition Date”) or (ii) the tenth business day (or such later date as the Board with the concurrence of a majority of the Continuing Trustees may determine) following the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Renewed Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

The Rights are not exercisable until after the Distribution Date and will expire at the close of business on May 15, 2017, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.  Pursuant to the Renewed Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole Common Shares will be issued.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and,

from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights.  Except for Common Shares issued pursuant to exercises of stock options or as awards under an employee plan or arrangement granted or awarded as of the Distribution Date or upon the exercise, conversion or exchange of securities issued by the Company after the date of the Renewed Rights Agreement, or as otherwise determined by the Board, Rights will only be issued with respect to Common Shares that were issued prior to the Distribution Date.

In the event a Person becomes an Acquiring Person, except pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms which a majority of the members of the Board who are not officers of the Company or any of its subsidiaries or officers or stockholders of the Company’s investment advisor and who are not Acquiring Persons or representatives, nominees, affiliates or associates of Acquiring Persons determines, after receiving advice from one or more investment banking firms, to be at a price which is fair to the Company’s shareholders and not inadequate and to otherwise be in the best interests of the Company and its shareholders (a “Qualified Offer”), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Renewed Rights Agreement) were, beneficially owned by an Acquiring Person (or by any affiliate or associate of the Acquiring Person or by certain transferees of the Acquiring Person or the Acquiring Person’s affiliates or associates) will be null and void.  However, Rights will not be exercisable following the occurrence of the event set forth in this paragraph until such time as the Rights are no longer redeemable by the Company, which redemption rights are referred to below.

For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by an affiliate or associate of an Acquiring Person or by certain transferees of the Acquiring Person or the Acquiring Person’s affiliates or associates) following an event set forth in the preceding paragraph would entitle its holder to purchase $300 worth of Common Shares (or other consideration, as noted above) for $150.  Assuming that the Common Shares had a per share value of $50 at such time, the holder of each valid Right would be entitled to purchase six Common Shares for $150.

In the event that, following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving entity (other than with an entity which acquired the shares pursuant to a Qualified Offer at the same price and with the same form of consideration paid pursuant to the Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving entity and the Common Shares are changed or exchanged (other than with an entity which acquired the shares pursuant to a Qualified Offer at the same price and with the same form of consideration paid pursuant to the Qualified Offer) or (iii) more than 50% of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred (other than pro rata distributions to all holders of Common Shares), each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise of such Right, a number of shares of common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the second preceding paragraph are referred to as “Triggering Events.”

At any time after a person becomes an Acquiring Person and, subject to certain exceptions, prior to the acquisition by a person or group of fifty percent (50%) or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by a person or group which have become void), in whole or in part, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s equity securities having equivalent rights, preferences and privileges), per Right (subject to adjustment).

The Purchase Price payable and the number of Common Shares (or the amount of cash, property or other securities) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  The Company is not required to issue fractional Common Shares  upon the exercise of any Right and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

At any time until the close of business on the tenth business day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board).  In the event that a majority of the Board is no longer comprised of Continuing Trustees (a “Section 23(a) Event”), then for the maximum period allowed under Maryland law following the first occurrence of a Section 23(a) Event (which, as of May 15, 2007, is 180 days), the Rights cannot be redeemed unless there are Continuing Trustees and a majority of the Continuing Trustees concur with the Board’s decision to redeem the Rights.  Immediately upon the action of the Board ordering redemption of the Rights (with, where required, the concurrence of the Continuing Trustees), the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 per Right redemption price.  The term “Continuing Trustees” means any member of the Board who was a member of the Board immediately prior to the date of the Renewed Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Trustees, but does not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative or nominee of an Acquiring Person or of any affiliate or associate of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends.

Any provision of the Renewed Rights Agreement may be amended by the Company and the Rights Agent, without the approval of any holders of Common Shares, prior to the Distribution Date.  From and after the Distribution Date, the provisions of the Renewed Rights Agreement may be amended by the Company and the Rights Agent, without the approval of any holders of Rights, only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Renewed Rights Agreement.  For the maximum period permitted under Maryland law following the first occurrence of a Section 23(a) Event, the Renewed Rights Agreement may only be amended if there are Continuing Trustees and a majority of the Continuing Trustees concur with the amendment.  Notwithstanding the foregoing, after such time as the Rights are not redeemable, the Renewed Rights Agreement may only be amended to cure any ambiguity, defect or inconsistency.

The foregoing description of the Renewed Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Renewed Rights Agreement (including the exhibits thereto), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.  Other Events.

(A)          Trustees

At the Company’s annual shareholders’ meeting held on May 15, 2007, the shareholders elected William A. Lamkin as a Group III trustee, with a three year term of office until the Company’s annual shareholders’ meeting in 2010 and when his successor shall have been elected and qualified.  John L. Harrington and Barry M. Portnoy, as Group I Trustees with a term of office expiring in 2008, and Frank J. Bailey and Adam D. Portnoy, as Group II Trustees with a term of office expiring in 2009 (and in each case until his successor shall have been elected and qualified) continue to serve as the Company’s other trustees.

At the annual meeting of the Company’s board of trustees which followed the annual shareholders’ meeting, Mr. Lamkin was elected as the Chair of the Company’s Nominating and Governance Committee.  No other changes were made in the membership of the Company’s three standing committees.

(B)          Amendment to Declaration of Trust

Also at the annual shareholders’ meeting held on May 15, 2007, the Company’s shareholders approved an amendment to the Company’s declaration of trust which provides that any shareholder who violates the declaration of trust or bylaws of the Company will indemnify and hold the Company harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.  The amendment became effective on May 16, 2007.  A composite copy of the Company’s Amended and Restated Declaration of Trust, as amended through the time of the effectiveness of such amendment, is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The other amendments proposed for the Company’s declaration of trust in the definitive proxy statement, dated April 13, 2007, for the annual shareholders’ meeting were not adopted.

(C)          Press Release Regarding Rights Plan and Shareholders Meeting Results.

On May 15, 2007, the Company issued a press release announcing that it had renewed its shareholders rights plan and announcing the preliminary results of voting by its shareholders at their annual meeting held on such date.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Composite copy of Amended and Restated Declaration of Trust, dated August 21, 1995, as amended through May 16, 2007

4.1	Renewed Rights Agreement, dated as of May 15, 2007, between Hospitality Properties Trust and Wells Fargo Bank, National Association, as Rights Agent, including all exhibits thereto

99.1	Press release dated May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  May 16, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Composite copy of Amended and Restated Declaration of Trust, dated August 21, 1995, as amended through May 16, 2007

4.1	Renewed Rights Agreement, dated as of May 15, 2007, between Hospitality Properties Trust and Wells Fargo Bank, National Association, as Rights Agent, including all exhibits thereto

99.1	Press release dated May 15, 2007